Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of SandRidge Mississippian Trust I and Form S-3 of SandRidge Energy, Inc. pursuant to Rule 462(b) of the Securities Act of 1933 of:

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Our report dated March 4, 2011 relating to the statements of revenues and direct operating expenses of the SandRidge Mississippian Formation Underlying Properties and of our report dated March 4, 2011 relating to the statement of assets and trust corpus of SandRidge Mississippian Trust I, both of which appear in the Registration Statement on Form S-1 of Sandridge Mississippian Trust I (No. 333-171551) and Registration Statement on Form S-3 of Sandridge Energy, Inc. (No. 333-171551-01).

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Our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

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The reference to us under the heading “Experts” which appear in the Registration Statement on Form S-1 of Sandridge Mississippian Trust I (No. 333-171551) and Registration Statement on Form S-3 of Sandridge Energy, Inc. (No. 333-171551-01).

/s/ PricewaterhouseCoopers LLP

Houston, TX

April 6, 2011